Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of IronClad Encryption Corporation (“IronClad”), on Form 10-Q/A for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission (the “ Report ”), James D. McGraw, Principal Executive Officer of IronClad, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us.

Date: August 23, 2017

By:	/s/ James D. McGraw
James D. McGraw
President, and
Principal Executive Officer